UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-31254 (Commission File Number)	13-3532663 (IRS Employer Identification No.)
105 Eisenhower Parkway, Roseland, New Jersey 07068
(Address of principal executive offices)
973-461-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 14, 2006, BISYS’s Board of Directors appointed Mr. John J. Lyons and Mr. Hank Uberoi to serve as independent directors of the company until the next annual meeting of the stockholders and until their respective successors are duly appointed and qualified. The addition of Messrs. Lyons and Uberoi bring the Board back to its traditional number of seven directors and adds significant expertise and experience to assist the Board as it continues to evaluate strategic alternatives. Mr. Lyons will serve on the Board’s Compensation Committee and Mr. Uberoi will serve on the Board’s Nominating and Governance Committee.
     Mr. Lyons is the President and Co-Chief Executive Officer of Keefe Managers, LLC, a New York City-based asset management firm and registered investment company (successor company to Keefe Managers, Inc., where he served as President and Chief Operating Officer) and also serves as Managing Principal of Keefe Ventures, LLC, an affiliated venture capital arm of Keefe Managers LLC. Prior to joining Keefe Managers in 1999, Mr.Lyons had over thirty years of experience in the banking industry, most recently having served as President and CEO at four different banking organizations in Florida, New Jersey and Pennsylvania. Mr. Lyons previously served as a member of BISYS’s board of directors from 1992 until 2003. He is a member of the Board of Directors of Donegal Group, Inc., a publicly held insurance company and other privately owned companies.
     Mr. Uberoi is an investor in private and public companies globally. From 2002 to 2004, Mr. Uberoi served as Chief Operating Officer and managed a large Equities investment business unit at Citadel Investment Group, where he also served on the Management Committee. Prior to joining Citadel, Mr. Uberoi spent 14 years at Goldman Sachs, most recently serving as a partner and Co-Chief Operating officer of the technology division. While at Goldman, Mr. Uberoi served on several governance boards, including the firm’s Compensation Committee and the Technology Operating Committee. Mr. Uberoi is a member of the Board of Directors of Marco Polo Network, Inc., a privately held provider of Equities trading connectivity to several emerging markets and serves on the board of Bloomfield College in New Jersey.
     For their services on the Board, Messrs. Lyons and Uberoi will receive the same compensation as other members of the Board. A description of such compensation was previously reported under the heading “Director Compensation” on page 4 of BISYS’s Proxy Statement for the Annual Meeting held on June 13, 2006, which was filed with the Securities and Exchange Commission on May 10, 2006, and is incorporated herein by reference. There are no arrangements or understandings pursuant to which Mr. Lyons or Mr. Uberoi were elected as a director and there are no related party transactions between BISYS and Mr. Lyons or Mr. Uberoi.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
By:	/s/ Steven Kyono
Steven Kyono
Executive Vice President, General Counsel & Secretary

Date: November 17, 2006